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                                                                    EXHIBIT 10.8

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                 ASSIGNMENT AGREEMENT AND CONSENT TO ASSIGNMENT

      THIS ASSIGNMENT AGREEMENT AND CONSENT TO ASSIGNMENT, effective as of the Effective Date (as defined herein), is by and among ADC Telecommunications, Inc., a Minnesota corporation with its principal place of business at 12501 Whitewater Drive, Minnetonka, MN 55345 ("ADC"), INTERWAVE Communications B.V., a company incorporated in the Netherlands with offices at Emmeplein 5, 1075 AW Amsterdam, The Netherlands ("INTERWAVE") and MicroCellular Systems, Ltd., a UK corporation with its principal place of business at Centenial Court, No. Wing, First Floor, Suite G, Easthampstead Road, Bracknell, Berkshire, England RG12 1YQ ("MicroCellular").

      ADC, for itself and for all its predecessors, successors, assigns and beneficiaries, does hereby sell, transfer, convey, assign and deliver unto MicroCellular, MicroCellular's successors and assigns, all of ADC's rights, liabilities, responsibilities, obligations, benefits and interests in, under and to that certain Purchase/Resale Agreement between ADC and INTERWAVE dated February 27, 1997, including all amendments and modifications, except Exhibit B (collectively, the "Contract"). ADC and MicroCellular acknowledge and agree that Exhibit B, granting certain exclusive sales territories, is specifically excluded from this assignment and MicroCellular shall have no right to exercise or enforce the provisions contained therein. The sale, transfer, conveyance, assignment and delivery of the Contract by ADC to MicroCellular shall be effective when, and not until, INTERWAVE has consented to same in writing below.

      MicroCellular hereby assumes and agrees to promptly perform, pay and discharge in full, without recourse, the Contract; provided, however, that such assumption and agreement by MicroCellular shall be effective when, and not until, INTERWAVE has consented to same in writing below. MicroCellular agrees to defend, indemnify and hold harmless ADC, its directors. officers, subcontractors and employees against any and all claims, actions, damages, liabilities or expenses, including reasonable attorney's fees and other legal costs, caused by the negligent or willful acts or omissions of, or breach of this Assignment Agreement, by MicroCellular, or its employees or subcontractors.

      The above is agreed to and accepted this 13 day of   May  , 1999
(the "Effective Date").

                                                   INTERWAVE COMMUNICATIONS, B.V

                                                   By:  /s/
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                                                  Its:
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      INTERWAVE having consented to the transactions described above, ADC and
MicroCellular have caused this Agreement to be duly executed effective as of the Effective Date.

ADC TELECOMMUNICATIONS, INC.                         MICROCELLULAR SYSTEMS, LTD.

By:  /s/                                             By:  /s/
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Its: Vice President                                 Its:  Managing Director
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